Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY QUARTERLY

AND ANNUAL EARNINGS AND DRILLING RESULTS

EL DORADO, Arkansas, January 26, 2011 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the fourth quarter of 2010 was $174.1 million ($0.90 per diluted share), compared to net income of $318.8 million ($1.65 per diluted share) in the fourth quarter 2009. Although there were no significant unusual items in the fourth quarter of 2010, the 2009 fourth quarter was affected by several unusual items, including a $185.3 million after-tax benefit (with associated interest thereon) related to a recovery of deepwater federal royalties previously paid for certain oil and gas properties in the deepwater Gulf of Mexico. The 2009 fourth quarter also included a $31.3 million after-tax charge for reduction of the Company’s working interest in the Terra Nova field, offshore Eastern Canada. In the second quarter 2009, the Company recognized a charge at Terra Nova assuming a working interest reduction from the original 12.0% to approximately 11.5%. The charge recorded in the fourth quarter 2009 further reduced the Company’s anticipated working interest to 10.475%. Excluding these two items, income for the fourth quarter 2009 was $164.8 million.

For the year of 2010, net income totaled $798.1 million ($4.13 per diluted share), compared to net income of $837.6 million ($4.35 per diluted share) in 2009. The 2009 results included income from discontinued operations of $97.1 million ($0.50 per diluted share), which arose primarily from a gain on sale of the Company’s operations in Ecuador in March 2009. The 2009 period also benefited by $185.3 million after taxes from a recovery of federal royalties and associated interest, but the prior period included after-tax costs of $58.4 million for a 1.525% working interest reduction at the Terra Nova field. Excluding these unusual items noted above, 2009 net income was $613.6 million.

Fourth Quarter 2010 vs. Fourth Quarter 2009

Exploration and Production (E&P)

The Company’s income contribution from exploration and production operations was $154.1 million in the fourth quarter of 2010 compared to $339.1 million in the same quarter of 2009. Lower earnings in 2010 were primarily attributable to the previously mentioned benefit for recovery of federal royalties in 2009, plus higher exploration expenses in the 2010 fourth quarter. Additionally, the 2009 period was unfavorably affected by the aforementioned $31.3 million after-tax charge related to a reduction in the Company’s working interest in the Terra Nova field.

The Company’s crude oil, condensate and gas liquids production averaged 117,084 barrels per day in the fourth quarter of 2010 compared to 138,269 barrels per day in the 2009 quarter. The decline in crude oil production in 2010 was primarily attributable to lower volumes produced at the Kikeh field, offshore Malaysia, where downtime occurred in the 2010 quarter for well maintenance and weather delays during installation of drilling equipment on the production facility. Oil sales volumes from continuing operations averaged 117,581 barrels per day in the fourth quarter of 2010 compared to 130,386 barrels per day in the 2009 quarter. Natural gas sales volumes were 365 million cubic feet per day in the 2010 fourth quarter, up from 306 million cubic feet per day in the 2009 quarter. Natural gas sales volumes in the fourth quarter 2010 were above 2009 levels, primarily due to higher natural gas production offshore Sarawak, Malaysia, and at the Tupper area in Western Canada.

Worldwide crude oil, condensate and gas liquids sales prices averaged $73.60 per barrel for the 2010 fourth quarter compared to $67.59 per barrel in the 2009 quarter. North American natural gas sales prices averaged $3.95 per thousand cubic feet (MCF) in the 2010 fourth quarter compared to $4.17 per MCF in the 2009 quarter. The average sales prices for Sarawak natural gas were $5.57 per MCF and $4.04 per MCF in the fourth quarters of 2010 and 2009, respectively. Exploration expenses were $110.8 million in the 2010 fourth quarter compared to $81.2 million in the 2009 quarter. The increase in exploration expense in the 2010 quarter was attributable to higher dry hole costs, primarily related to unsuccessful drilling offshore Republic of the Congo and Suriname, and higher amortization of undeveloped leases in the U.S. and Western Canada. However, dry hole expense in Malaysia was significantly lower in 2010 due to recent successful delineation drilling results and a reversal of overestimated prior-year costs associated with unsuccessful exploration drilling. Production expense increased in 2010 compared to 2009 mostly due to well workover costs at the Kikeh field in the current period.

Refining and Marketing (R&M)

The Company’s refining and marketing operations had income of $44.4 million in the fourth quarter of 2010 compared to a loss of $4.1 million in the 2009 quarter. The favorable variance in results in the 2010 quarter compared to 2009 was primarily attributable to stronger U.S. refining margins and higher profits on resale of merchandise in retail marketing operations in the later quarter. U.S. operations included after-tax profit of $13 million from sales of low-cost finished products and crude oil inventories valued under the last in-first out cost method.

Corporate

Corporate activities resulted in after-tax costs of $24.4 million in the 2010 fourth quarter compared to costs of $15.5 million in the 2009 quarter. The 2009 quarter included interest income after taxes of $27.0 million associated with a federal royalty recovery on certain Gulf of Mexico leases. The 2010 period had lower foreign exchange losses and lower net interest expense. Foreign exchange effects after taxes were minimal in the 2010 period compared to losses of $9.3 million in the same period of 2009. Net interest expense in 2010 was less than 2009 due to lower levels of borrowings and higher amounts capitalized to oil and gas development projects.

Year 2010 vs. Year 2009

Income from the Company’s exploration and production and refining and marketing businesses was higher for the full-year 2010 compared to 2009, but these favorable variances were partially offset by higher after-tax costs of corporate activities and no repeat of the prior year’s income from discontinued operations in Ecuador.

Exploration and Production (E&P)

The Company’s exploration and production continuing operations earned $806.9 million in 2010 compared to $691.8 million in 2009. The earnings improvement in this business in 2010 was mostly attributable to higher oil and natural gas sales prices in the current year. The 2009 period included certain unusual items that did not repeat in 2010, including a $185.3 million benefit for recovery of certain previously paid federal royalties in the Gulf of Mexico, and an after-tax charge of $58.4 million attributable to a reduction of the Company’s working interest at Terra Nova from 12.0% to 10.475%. Production and depreciation expenses were higher in 2010 than 2009 primarily caused by increased sales volumes and higher extraction costs for various fields in 2010. Exploration expenses of $292.3 million in 2010 were higher than the $265.2 million in 2009, with the most significant current-year increases due to higher undeveloped leasehold amortization at Eagle Ford Shale leases in South Texas, higher seismic acquisition costs in the U.S., Indonesia and Republic of the Congo, and higher unsuccessful exploratory drilling costs in Republic of the Congo and Suriname. These were partially offset by lower exploration costs associated with dry holes in the U.S., Malaysia and Australia, and lower seismic costs in Suriname.

Crude oil, condensate and gas liquids production from continuing operations averaged 126,927 barrels per day in 2010 compared to 130,522 barrels per day in 2009. The reduction in crude oil produced in 2010 was primarily attributable to lower volumes at the Kikeh field, partially offset by higher crude oil production at the Azurite field, offshore Republic of the Congo, and the Thunder Hawk field in the Gulf of Mexico. Crude oil and gas liquids sales volumes from continuing operations were 129,341 barrels per day in the current year compared to 125,187 barrels per day in 2009. Natural gas sales were approximately 357 million cubic feet per day in 2010 compared to 187 million cubic feet per day in 2009. The significant growth in natural gas sales volume in 2010 was primarily caused by higher gas production offshore Sarawak, Malaysia, and at the Tupper area in Western Canada. Oil sales prices averaged $67.11 per barrel in 2010 compared to $56.41 per barrel in 2009. North American natural gas was sold for an average of $4.34 per MCF in 2010, up from $3.57 per MCF in 2009. Natural gas produced offshore Sarawak was sold at an average price of $5.31 per MCF in 2010 compared to $4.05 per MCF during 2009.

Refining and Marketing (R&M)

The Company’s refining and marketing operations generated income of $149.1 million in 2010, compared to income of $71.7 million in 2009. The higher 2010 profits were caused mostly by stronger U.S. retail gasoline sales margins in 2010, partially offset by a larger net loss for U.K. refining operations in the current year.

Corporate

Corporate after-tax costs were $157.9 million in 2010 compared to $23.0 million in 2009. Net corporate costs were higher in 2010 compared to 2009 primarily due to foreign exchange losses in 2010 compared to foreign exchange gains during 2009. The 2009 period included interest income after taxes of $27.0 million on a Gulf of Mexico federal royalty recovery. After-tax foreign exchange losses were $58.1 million in 2010, while 2009 had after-tax gains from foreign exchange of $33.3 million. Interest expense was higher in 2010 compared to 2009 mostly due to lower interest capitalized on oil and natural gas development projects during the current year.

David M. Wood, President and Chief Executive Officer, commented, “We will look back on 2010 as a productive year for the Company. Our oil-weighted production portfolio benefited from higher than anticipated oil prices during the year. We grew our production levels, primarily due to new gas wells at Tupper in Western Canada and higher gas demand under our Malaysian sales contract offshore Sarawak. The process of offering for sale our refinery assets in the U.S. and U.K. continues as planned. Our U.S. retail station network showed good performance during the year and will further expand its asset base in 2011. Our North Dakota ethanol plant performed well with profitable operating results, and we acquired an unfinished ethanol plant in Texas that should be completed and operational by the end of the first quarter 2011. We made significant investments in assets during the year, yet we reduced debt balances by more than $400 million in 2010.

“In the fourth quarter, we signed for new acreage at a 30% working interest in Block CA-2 offshore Brunei and we added acreage in Kurdistan with a 50% interest in the Central Dohuk block. Development activities in our North American resource plays continued with our Board sanctioning the Karnes development area in the Eagle Ford shale. Tupper West area gas production is set to come on stream in the first quarter 2011. As previously announced, our recent drilling program in Republic of the Congo was unsuccessful, and of late, our first wildcat well offshore Suriname was a dry hole. We will now move on to our second well in Suriname following weather delays and finish our first well in Indonesia that is currently drilling at intermediate depth in the Semai II block.

“Thus far in January, WTI prices have continued to hold strong at an average price of just about $90.00 per barrel, and cold weather throughout the northern and eastern United States have buoyed natural gas prices. We expect production to average 185,000 barrels of oil equivalent per day in the first quarter 2011, while sales volumes are expected to average approximately 171,000 barrels per day. Due to the impending start-up of Tupper West gas production, coupled with near-term completion of workovers at Kikeh, average production is projected to improve in subsequent quarters. For the full year, we believe that average production will range between 200,000 and 210,000 barrels of oil equivalent per day. We currently expect earnings in the first quarter to range between $0.55 and $0.95 per diluted share. These estimates include exploration expense of between $70 million and $160 million and downstream earnings of approximately $8 million during the period.”

The public is invited to access the Company’s conference call to discuss fourth quarter 2010 results on Thursday, January 27 at 12:00 p.m. CST either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-575-5790. The telephone reservation number for the call is 2241073. Replays of the call will be available through the same address on Murphy Oil’s Web site, and a recording of the call will be available through January 31 by calling 1-888-203-1112. Audio downloads of the conference will be available on Murphy’s Web site through March 1 and via Thomson StreetEvents for their service subscribers.

Summary financial data and operating statistics for the fourth quarter and year of 2010 with comparisons to 2009 are contained in the attached tables.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see Murphy’s 2009 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

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MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended December 31, 2010		Three Months Ended December 31, 2009[1]
	Revenues	Income	Revenues	Income
Exploration and production
United States[2]	$162.1	24.9	416.2	175.4
Canada	231.3	63.2	225.4	26.0
Malaysia	451.2	160.1	466.5	161.0
United Kingdom	24.1	0.6	19.7	3.5
Republic of the Congo	55.4	(50.6)	16.5	(11.2)
Other	0.9	(44.1)	1.4	(15.6)

	925.0	154.1	1,145.7	339.1

Refining and marketing
United States Manufacturing	1,483.2	32.0	1,089.4	7.0
United States Marketing	4,376.5	22.7	3,706.1	2.9
United Kingdom	1,015.5	(10.3)	800.3	(14.0)

	6,875.2	44.4	5,595.8	(4.1)

	7,800.2	198.5	6,741.5	335.0
Intersegment transfers elimination	(1,292.7)	—	(949.7)	—

	6,507.5	198.5	5,791.8	335.0
Corporate	1.7	(24.4)	35.4	(15.5)

Revenue/income from continuing operations	6,509.2	174.1	5,827.2	319.5
Discontinued operations, net of tax	—	—	—	(0.7)

Total revenues/net income	$6,509.2	174.1	5,827.2	318.8

	Twelve Months Ended December 31, 2010		Twelve Months Ended December 31, 2009[1]
	Revenues	Income	Revenues	Income
Exploration and production
United States[2]	$659.9	72.7	708.6	178.0
Canada	899.1	213.8	720.5	64.8
Malaysia	1,837.9	659.4	1,526.4	561.9
United Kingdom	133.6	30.5	61.6	12.6
Republic of the Congo	155.7	(77.2)	16.5	(20.6)
Other	3.9	(92.3)	2.4	(104.9)

	3,690.1	806.9	3,036.0	691.8

Refining and marketing
United States Manufacturing	4,752.4	28.4	3,518.1	31.2
United States Marketing	16,080.0	155.4	12,672.5	61.0
United Kingdom	2,905.0	(34.7)	2,725.9	(20.5)

	23,737.4	149.1	18,916.5	71.7

	27,427.5	956.0	21,952.5	763.5
Intersegment transfers elimination	(4,025.5)	—	(3,042.3)	—

	23,402.0	956.0	18,910.2	763.5
Corporate	(56.9)	(157.9)	102.2	(23.0)

Revenue/income from continuing operations	23,345.1	798.1	19,012.4	740.5
Discontinued operations, net of tax	—	—	—	97.1

Total revenues/net income	$23,345.1	798.1	19,012.4	837.6

[1]	Reclassified to conform to current presentation.
[2]

Revenues in 2009 include $244.4 million for recovery of federal royalties on certain Gulf of Mexico leases. Income on these royalty recoveries amounted to $185.3 million after taxes in the 2009 fourth quarter and year.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009

(Millions of dollars)	United States	Canada	Malaysia	United Kingdom	Republic of the Congo	Other	Synthetic Oil – Canada	Total
Three Months Ended December 31, 2010
Oil and gas sales and other revenues	$162.1	123.4	451.2	24.1	55.4	.9	107.9	925.0
Production expenses	30.7	22.2	113.9	6.3	14.3	—	54.0	241.4
Depreciation, depletion and amortization	59.1	45.5	88.0	3.3	47.6	.5	12.2	256.2
Accretion of asset retirement obligations	1.7	1.2	2.6	.6	.2	.1	1.7	8.1
Exploration expenses
Dry holes	(1.3)	—	(16.2)	9.5	36.1	27.0	—	55.1
Geological and geophysical	10.3	.6	3.6	.1	2.5	.6	—	17.7
Other	1.3	.4	—	.1	—	5.0	—	6.8

	10.3	1.0	(12.6)	9.7	38.6	32.6	—	79.6
Undeveloped lease amortization	18.8	10.3	—	—	—	2.1	—	31.2

Total exploration expenses	29.1	11.3	(12.6)	9.7	38.6	34.7	—	110.8

Terra Nova working interest redetermination	—	3.2	—	—	—	—	—	3.2
Selling and general expenses	10.6	1.6	.2	.4	(.9)	10.0	.2	22.1

Results of operations before taxes	30.9	38.4	259.1	3.8	(44.4)	(44.4)	39.8	283.2
Income tax provisions (benefits)	6.0	3.3	99.0	3.2	6.2	(.3)	11.7	129.1

Results of operations (excluding corporate overhead and interest)	$24.9	35.1	160.1	.6	(50.6)	(44.1)	28.1	154.1

Three Months Ended December 31, 2009
Oil and gas sales and other revenues	$416.2	129.5	466.5	19.7	16.5	1.4	95.9	1,145.7
Production expenses	38.4	26.2	73.7	6.6	15.4	—	40.6	200.9
Depreciation, depletion and amortization	79.1	49.0	91.7	4.0	11.4	.3	8.2	243.7
Impairment of long-lived assets	5.2	—	—	—	—	—	—	5.2
Accretion of asset retirement obligations	1.7	1.2	2.2	.4	.1	.2	1.1	6.9
Exploration expenses
Dry holes	(.4)	—	41.1	—	.4	—	—	41.1
Geological and geophysical	6.9	5.3	.2	—	—	7.0	—	19.4
Other	1.5	.1	—	(.1)	.1	2.4	—	4.0

	8.0	5.4	41.3	(.1)	.5	9.4	—	64.5
Undeveloped lease amortization	11.5	3.9	—	—	—	1.3	—	16.7

Total exploration expenses	19.5	9.3	41.3	(.1)	.5	10.7	—	81.2

Terra Nova working interest redetermination	—	47.1	—	—	—	—	—	47.1
Selling and general expenses	7.0	5.9	(4.1)	.9	(1.0)	6.5	.2	15.4

Results of operations before taxes	265.3	(9.2)	261.7	7.9	(9.9)	(16.3)	45.8	545.3
Income tax provisions (benefits)	89.9	(1.4)	100.7	4.4	1.3	(.7)	12.0	206.2

Results of operations (excluding corporate overhead and interest)	$175.4	(7.8)	161.0	3.5	(11.2)	(15.6)	33.8	339.1

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

TWELVE MONTHS ENDED DECEMBER 31, 2010 AND 2009

(Millions of dollars)	United States	Canada	Malaysia	United Kingdom	Republic of the Congo	Other	Synthetic Oil – Canada	Total
Twelve Months Ended December 31, 2010
Oil and gas sales and other revenues	$659.9	520.5	1,837.9	133.6	155.7	3.9	378.6	3,690.1
Production expenses	131.7	97.5	355.0	26.9	62.0	—	206.4	879.5
Depreciation, depletion and amortization	281.1	180.3	379.0	22.4	95.5	1.5	45.2	1,005.0
Accretion of asset retirement obligations	6.9	4.8	9.8	2.3	.4	.5	6.4	31.1
Exploration expenses
Dry holes	(1.4)	—	14.3	15.2	35.5	26.5	—	90.1
Geological and geophysical	29.5	1.2	5.5	.7	20.9	7.3	—	65.1
Other	7.6	.7	—	.3	—	20.5	—	29.1

	35.7	1.9	19.8	16.2	56.4	54.3	—	184.3
Undeveloped lease amortization	68.5	33.7	—	—	—	5.8	—	108.0

Total exploration expenses	104.2	35.6	19.8	16.2	56.4	60.1	—	292.3

Terra Nova working interest redetermination	—	18.6	—	—	—	—	—	18.6
Selling and general expenses	33.3	10.5	.8	2.7	(2.0)	33.6	.9	79.8

Results of operations before taxes	102.7	173.2	1,073.5	63.1	(56.6)	(91.8)	119.7	1,383.8
Income tax provisions	30.0	44.6	414.1	32.6	20.6	.5	34.5	576.9

Results of operations (excluding corporate overhead and interest)	$72.7	128.6	659.4	30.5	(77.2)	(92.3)	85.2	806.9

Twelve Months Ended December 31, 2009
Oil and gas sales and other revenues	$708.6	432.0	1,526.4	61.6	16.5	2.4	288.5	3,036.0
Production expenses	101.2	97.9	248.2	19.9	15.4	—	171.9	654.5
Depreciation, depletion and amortization	246.5	171.8	304.1	12.4	11.5	1.4	28.1	775.8
Impairment of long-lived assets	5.2	—	—	—	—	—	—	5.2
Accretion of asset retirement obligations	6.8	4.3	7.8	1.6	.1	.6	4.3	25.5
Exploration expenses
Dry holes	11.3	—	55.0	—	13.9	45.1	—	125.3
Geological and geophysical	9.7	9.6	.8	—	—	20.4	—	40.5
Other	6.5	.4	—	.2	(3.1)	12.2	—	16.2

	27.5	10.0	55.8	.2	10.8	77.7	—	182.0
Undeveloped lease amortization	34.7	44.1	—	—	—	4.4	—	83.2

Total exploration expenses	62.2	54.1	55.8	.2	10.8	82.1	—	265.2

Terra Nova working interest redetermination	—	83.5	—	—	—	—	—	83.5
Selling and general expenses	20.3	18.0	(5.5)	3.0	(2.0)	23.8	.8	58.4

Results of operations before taxes	266.4	2.4	916.0	24.5	(19.3)	(105.5)	83.4	1,167.9
Income tax provisions (benefits)	88.4	1.2	354.1	11.9	1.3	(.6)	19.8	476.1

Results of operations (excluding corporate overhead and interest)	$178.0	1.2	561.9	12.6	(20.6)	(104.9)	63.6	691.8

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, except twelve months in 2009)

(Thousands of dollars, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Revenues	$6,509,197	5,827,237	23,345,071	19,012,392

Costs and expenses
Crude oil and product purchases	5,150,725	4,324,301	18,142,253	14,547,589
Operating expenses	534,362	463,983	1,967,209	1,621,854
Exploration expenses	110,761	81,222	292,264	265,172
Selling and general expenses	75,760	67,120	279,164	242,266
Depreciation, depletion and amortization	298,610	281,318	1,164,782	919,055
Impairment of long-lived assets	—	5,240	—	5,240
Accretion of asset retirement obligations	8,297	7,020	31,858	26,154
Redetermination of Terra Nova working interest	3,229	47,106	18,582	83,498
Interest expense	11,719	15,222	53,172	53,005
Interest capitalized	(7,375)	(2,029)	(18,444)	(28,614)

	6,186,088	5,290,503	21,930,840	17,735,219

Income from continuing operations before income taxes	323,109	536,734	1,414,231	1,277,173
Income tax expense	149,040	217,178	616,150	536,656

Income from continuing operations	174,069	319,556	798,081	740,517
Income (loss) from discontinued operations, net of tax	—	(686)	—	97,104

Net income	$174,069	318,870	798,081	837,621

Per Common share - Basic
Continuing operations	$0.90	1.67	4.16	3.88
Discontinued operations	—	—	—	0.51

Total	$0.90	1.67	4.16	4.39

Per Common share - Diluted
Continuing operations	$0.90	1.65	4.13	3.85
Discontinued operations	—	—	—	0.50

Total	$0.90	1.65	4.13	4.35

Cash dividends per Common share	$0.275	0.25	1.05	1.00

Average Common shares outstanding (thousands)
Basic	192,592	190,983	191,830	190,767
Diluted	193,942	192,840	193,158	192,468

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited except twelve months in 2009)

(Thousands of dollars)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Operating Activities
Net income	$174,069	318,870	798,081	837,621
Adjustments to reconcile net income to net cash provided by operating activities
(Income) loss from discontinued operations	—	686	—	(97,104)
Depreciation, depletion and amortization	298,610	281,318	1,164,782	919,055
Impairment of long-lived assets	—	5,240	—	5,240
Amortization of deferred major repair costs	11,630	6,831	39,110	26,103
Expenditures for asset retirements	(2,130)	(4,386)	(36,506)	(48,694)
Dry hole costs	55,080	41,016	90,125	125,244
Amortization of undeveloped leases	31,210	16,679	108,026	83,213
Accretion of asset retirement obligations	8,297	7,020	31,858	26,154
Deferred and noncurrent income tax charges	101,120	50,759	143,388	97,213
Pretax (gains) losses from dispositions of assets	113	27	(884)	(3,709)
Net (increase) decrease in operating working capital other than cash and cash equivalents	222,329	(55,661)	639,566	(194,690)
Other - net	26,290	10,453	151,012	90,001

Net cash provided by continuing operations	926,618	678,852	3,128,558	1,865,647
Net cash required by discontinued operations	—	(686)	—	(1,014)

Net cash provided by operating activities	926,618	678,166	3,128,558	1,864,633

Investing Activities
Property additions and dry holes	(704,716)	(436,566)	(2,316,372)	(1,978,598)
Hereford ethanol plant acquisition	(40,000)	—	(40,000)	—
Hankinson ethanol plant acquisition[1]	—	(10,000)	—	(10,000)
Proceeds from sale of assets	(6)	46	2,189	1,616
Purchases of investment securities[2]	(499,124)	(776,331)	(2,361,733)	(2,531,515)
Proceeds from maturity of investment securities[2]	539,801	791,619	2,551,187	2,172,830
Expenditures for major repairs	(2,939)	(14,725)	(98,939)	(30,253)
Increase in restricted cash	(26,987)	—	(26,987)	—
Other - net	(6,932)	(7,896)	(38,157)	(34,050)
Investing activities of discontinued operations
Sales proceeds	—	—	—	78,908
Other	—	—	—	(845)

Net cash required by investing activities	(740,903)	(453,853)	(2,328,812)	(2,331,907)

Financing Activities
Increase (decrease) in notes payable	(85,010)	(210,000)	(332,038)	243,500
Decrease in nonrecourse debt of a subsidiary	—	—	(82,000)	(2,572)
Proceeds from exercise of stock options and employee stock purchase plans	16,895	4,152	42,995	12,746
Excess tax benefits related to exercise of stock options	2,087	1,669	11,672	4,143
Withholding tax on stock-based incentive awards	—	—	(5,170)	—
Cash dividends paid	(52,966)	(47,762)	(201,405)	(190,788)

Net cash provided by (used in) financing activities	(118,994)	(251,941)	(565,946)	67,029

Effect of exchange rate changes on cash and cash equivalents	6,712	13,705	881	35,279

Net increase (decrease) in cash and cash equivalents	73,433	(13,923)	234,681	(364,966)
Cash and cash equivalents at beginning of period	462,392	315,067	301,144	666,110

Cash equivalents at end of period	$535,825	301,144	535,825	301,144

[1]	Excludes nonrecourse seller financing of $82 million related to the ethanol plant acquisition. This nonrecourse debt was repaid in 2010.
[2]	Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2009)

(Millions of dollars)

			Dec. 31, 2010	Dec. 31, 2009

Total current assets			$3,550.7	$3,375.7
Total current liabilities			2,930.9	2,181.6
Total assets			14,233.2	12,756.4
Long-term debt			939.4	1,353.2
Stockholders’ equity			8,199.6	7,346.0

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Capital expenditures - continuing operations
Exploration and production
United States	$70.0	75.5	405.1	364.3
Canada	222.8	88.0	806.3	340.1
Malaysia	107.3	164.7	487.7	794.8
Other	174.0	36.6	335.7	308.4

	574.1	364.8	2,034.8	1,807.6

Refining and marketing
United States manufacturing	42.4	137.4	164.4	206.3
United States marketing	65.7	25.7	173.9	67.8
United Kingdom	4.4	33.5	69.1	101.8

	112.5	196.6	407.4	375.9

Corporate	1.4	20.9	5.9	22.9

Total capital expenditures - continuing operations	688.0	582.3	2,448.1	2,206.4

Charged to exploration expenses*
United States	10.3	8.0	35.7	27.5
Canada	1.0	5.4	1.9	10.0
Malaysia	(12.6)	41.3	19.8	55.8
Other	80.9	9.8	126.9	88.7

Total charged to exploration expenses	79.6	64.5	184.3	182.0

Total capitalized	$608.4	517.8	2,263.8	2,024.4

*Excludes amortization of undeveloped leases of	$31.2	16.7	108.0	83.2

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net crude oil, condensate and gas liquids produced – barrels per day	117,084	138,269	126,927	131,839
Continuing operations	117,084	138,269	126,927	130,522
United States	18,690	21,655	20,114	17,053
Canada – light	43	48	43	18
– heavy	5,810	6,329	5,988	6,813
– offshore	10,675	10,977	11,497	12,357
– synthetic	14,163	14,033	13,273	12,855
Malaysia	56,372	77,925	66,897	76,322
United Kingdom	2,185	2,987	3,295	3,361
Republic of the Congo	9,146	4,315	5,820	1,743
Discontinued operations	—	—	—	1,317

Net crude oil, condensate and gas liquids sold – barrels per day	117,581	130,386	129,341	126,349
Continuing operations	117,581	130,386	129,341	125,187
United States	18,690	21,655	20,114	17,053
Canada – light	43	48	43	18
– heavy	5,810	6,329	5,988	6,813
– offshore	10,337	10,580	11,343	12,455
– synthetic	14,163	14,033	13,273	12,855
Malaysia	58,729	71,403	68,975	72,575
United Kingdom	2,500	2,478	4,177	2,445
Republic of the Congo	7,309	3,860	5,428	973
Discontinued operations	—	—	—	1,162

Net natural gas sold – thousands of cubic feet per day	365,000	306,039	356,801	187,266
United States	54,387	51,626	53,037	54,255
Canada	92,637	81,193	85,563	54,857
Malaysia – Sarawak	165,105	108,322	154,535	28,070
– Kikeh	48,062	59,263	58,157	46,583
United Kingdom	4,809	5,635	5,509	3,501

Total net hydrocarbons produced – equivalent barrels per day[1]	177,917	189,276	186,394	163,050
Total net hydrocarbons sold – equivalent barrels per day[1]	178,414	181,393	188,808	157,560

Weighted average sales prices
Crude oil, condensate and natural gas liquids – dollars per barrel[2]
United States	$82.11	72.08	76.31	60.08
Canada[3] – light	81.67	64.54	75.48	64.24
– heavy	51.61	53.85	49.89	40.45
– offshore	82.72	72.64	76.87	58.19
– synthetic	82.91	74.31	77.90	61.49
Malaysia[4]	67.62	65.06	60.97	55.51
United Kingdom	85.89	74.62	77.95	61.31
Republic of the Congo	82.22	69.04	74.87	69.04
Natural gas – dollars per thousand cubic feet
United States[2]	$3.84	4.34	4.52	4.05
Canada[3]	4.02	4.07	4.23	3.09
Malaysia – Sarawak	5.57	4.04	5.31	4.05
– Kikeh	0.23	0.23	0.23	0.23
United Kingdom[3]	9.41	4.87	7.01	5.04

[1]	Natural gas converted on an energy equivalent basis of 6:1
[2]	Includes intracompany transfers at market prices.
[3]	U.S. dollar equivalent.
[4]	Prices are net of payments under the terms of the production sharing contracts for Blocks SK 309/311 and K.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Refining and Marketing
Refinery inputs – barrels per day	279,147	245,964	231,382	244,964
United States	168,575	143,103	147,219	142,005
Crude oil – Meraux, Louisiana	127,696	103,027	106,482	101,864
– Superior, Wisconsin	35,998	30,339	34,541	32,158
Other feedstocks	4,881	9,737	6,196	7,983
United Kingdom	110,572	102,861	84,163	102,959
Crude oil – Milford Haven, Wales	102,912	94,788	78,841	96,625
Other feedstocks	7,660	8,073	5,322	6,334

Refinery yields – barrels per day	279,147	245,964	231,382	244,964
United States	168,575	143,103	147,219	142,005
Gasoline	71,549	65,261	61,128	62,534
Kerosine	14,317	9,442	11,068	10,670
Diesel and home heating oils	49,572	41,956	41,305	40,761
Residuals	17,079	17,258	18,082	15,786
Asphalt, LPG and other	16,138	7,700	14,802	10,845
Fuel and loss	(80)	1,486	834	1,409
United Kingdom	110,572	102,861	84,163	102,959
Gasoline	26,996	28,172	20,889	26,902
Kerosine	13,424	14,727	11,374	13,789
Diesel and home heating oils	37,318	31,447	25,995	34,619
Residuals	11,527	10,732	8,296	10,388
Asphalt, LPG and other	18,740	14,646	14,799	13,735
Fuel and loss	2,567	3,137	2,810	3,526

Petroleum products sold – barrels per day	574,339	549,038	536,757	536,474
Total United States	462,572	445,445	450,100	432,700
United States manufacturing	169,878	148,119	148,670	140,442
Gasoline	79,337	71,585	68,627	64,128
Kerosine	14,317	9,442	11,068	10,670
Diesel and home heating oils	49,572	41,953	41,305	41,019
Residuals	17,611	17,436	18,015	15,501
Asphalt, LPG and other	9,041	7,703	9,655	9,124
United States marketing	435,920	420,306	422,430	408,075
Gasoline	342,049	328,785	333,182	319,551
Kerosine	15,790	10,001	11,449	11,918
Diesel and other	78,081	81,520	77,799	76,606
United States intercompany elimination	(143,226)	(122,980)	(121,000)	(115,817)
Gasoline	(79,337)	(71,585)	(68,627)	(64,128)
Kerosine	(14,317)	(9,442)	(11,068)	(10,670)
Diesel and other	(49,572)	(41,953)	(41,305)	(41,019)
United Kingdom	111,767	103,593	86,657	103,774
Gasoline	29,257	32,188	23,085	30,007
Kerosine	13,233	14,179	11,387	12,954
Diesel and home heating oils	39,247	31,027	29,710	35,721
Residuals	9,283	13,124	7,885	10,560
LPG and other	20,747	13,075	14,590	14,532

Unit margins per barrel:
United States refining[1]	$2.46	$(0.08)	$0.23	$0.75
United Kingdom refining and marketing	(0.90)	(1.54)	(1.47)	(0.28)

United States retail marketing:
Fuel margin per gallon[2]	$0.074	$0.068	$0.114	$0.083
Gallons sold per store month	304,760	312,148	306,646	312,493
Merchandise sales revenue per store month	$155,443	$146,924	$153,530	$137,623
Merchandise margin as a percentage of merchandise sales	13.6%	11.8%	13.1%	12.5%
Store count at end of period (Company operated)	1,099	1,048	1,099	1,048

[1]	Represents refinery sales realizations less cost of crude and other feedstocks and refinery operating and depreciation expenses.
[2]	Represents net sales prices for fuel less purchased cost of fuel.